UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	April 11, 2006

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events

            Host America Corporation will appeal a judgment against Host and damages awarded by the United States District Court for the Central District of Utah to Coastline Financial Corporation of $295,445 related to Host’s acquisition and later sale of inventories from K.W.M. Electronics, which inventories were held in a building K.W.M. leased from Coastline and which was seized by Coastline for non-payment of rent by K.W.M.  Host had received a temporary injunction from the Court allowing it to take the inventory, and had posted a $150,000 bond pending the outcome of this case to determine the rightful owner and value of the inventory.

            Host will also proceed in another, related case in the District Court in Utah in which it maintains that its rights to the inventory under the Uniform Commercial Code, rights which relate to its acquiring the rights to a loan between K.W.M. and a lender in which the inventory was described as collateral, supersede the rights of Coastline, which seized the building under a court order in September 2004. Host maintains that the U.C.C. filing made by the lender, which it later acquired, was perfected before the landlord (Coastline) filed its lien.  That case is scheduled to be heard on May 16, 2006 and the appeal in the damages award case is to be filed on or before May 11, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: April 17, 2006	By:	/s/ David Murphy
David Murphy
Chief Financial Officer